UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      June 11, 2007
THE CATO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

8100 Denmark Road, Charlotte, North Carolina	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 12, 2007, the Company issued a press release announcing that Mr. John R. Howe, the Company’s Vice President, Assistant Controller, has been promoted to Senior Vice President, Controller and to serve as the Company’s principal accounting officer. Mr. Howe’s promotion was effective as of June 11, 1007.
Mr. Robert M. Sandler, the former Senior Vice President, Controller and principal accounting officer, will retire effective June 29, 2007 after 19 years of service with the Company. Mr. Sandler has relinquished his former positions and duties effective June 11, 2007 to assist with Mr. Howe’s transition to his new duties. A copy of the press release is attached hereto as Exhibit 99.1, and the contents thereof are incorporated herein by reference.
Mr. Howe, age 44, has been employed by the Cato Corporation as Vice President, Assistant Controller since August 1999 and has served in various other capacities since joining the Company in 1986.
Mr. Howe does not have an employment agreement with the Company.
Item 9.01     Financial Statements and Exhibits
     (d)     Exhibits
          99.1     Press release issued on June 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

June 12, 2007	/s/ John P. D. Cato

Date	John P. D. Cato Chairman, President and Chief Executive Officer

June 12, 2007	/s/ Thomas W. Stoltz

Date	Thomas W. Stoltz Executive Vice President Chief Financial Officer

Exhibit Index
Exhibit
99.1          Press release issued on June 12, 2007.

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